THE LEASE
                     (MODIFIED GROSS LEASE)

     This Lease is made and entered into this 18th day of August, 1999 and between Town Center, LLC. d.b.a. Five Points Mall,
("Landlord"), and E.J. Nak Mattress Company, ("Tenant"), who agree as follows:

1.   SUMMARY OF LEASE

          The following is a summary of certain portions of the Lease:

          Landlord's Address:      Town Center LLC
                                   1708 South Main
                                   Bountiful, Utah 84010

     Building Address: 1708 South Main, Bountiful Utah, 84010
     Suite Number: J
     Term: Sixty Months (60)
     Option Period(s): One-Three Year Period
     Commencement Date: August 18, 1999
     Expiration Date: September 14, 2004

     Basic Rent per Month:
           September 15 to November 14th      $500.00 per month
           November 15 to November 30th       $750.00 per month
           December 1 to February 29th        $1,500.00 per month
           March 1st to November 31st         $2,000.00 per month
           Months 13-24                       $2,150.00 per month
           Months 25-36                       $2,300.00 per month
           Months 37-48                       $2,450.00 per month
           Months 49-60                       $2,650.00 per month
           Month 13                           Free

     Approximate Net Rentable Square Feet within Premises: 5080 /
     Approximate Net Rentable Square Feet within Building: N/A
     Tenant's Percentage of Building: N/A
     Number of Covered Parking Spaces: N/A
     Cost Per Month Per Covered Parking Space: N/A
     Security Deposit: $1,000
     Broker: NONE
     Guarantors: John A. Nak

It is understood the foregoing is intended as a summary of the Lease for convenience only and if there is a conflict between the above summary and any provisions of this Lease hereinafter set forth, the latter shall control.


2.   PREMISES

2.1 Landlord hereby leases to Tenant, and Tenant hereby leases and hires from Landlord, those certain Premises (the "Premises") described as Space J in the Five Points Shopping Center, which is located at 1752 South Main, Bountiful Utah, 84010 (the "Building"). The location of the Premises within the Building is shown, for purposes of illustration, in Exhibit "A" attached hereto. The Premises contain approximately 5,080 net rentable square feet.

3.   TERM

3.1  The term of this Lease (the "Term") begins on September 15,
1999 (the "Commencement Date") and shall end at 5:00 p.m. on September 14, 2004 unless terminated earlier in accordance with the terms of this Lease.

3.2 If Landlord, through no fault of Tenant, cannot deliver possession of the Premises to tenant on the Commencement Date, such delay shall not affect the validity of this Lease, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the Basic Rent provided for in Section 4 hereof shall be abated during the period between the Commencement
Date and the time when landlord can deliver possession. No such delay shall operate to extend the Term. If the Premises are not delivered to Tenant on the Commencement Date as a result of some delay which is caused by Tenant, the Basic Rent shall not be abated, and Tenant's obligation to pay the Basic Rent shall commence on the date that the Premises would have been ready for delivery but for Tenant caused delays. Upon the completion of the Tenant improvements, Tenant agrees to ratify the Commencement Date of the Lease by promptly executing Exhibit "C".

3.3 Should Tenant hold possession of the Premises with the consent of Landlord after the expiration of the stated term of this Lease, such holding over shall create a tenancy from month to month only, upon the same terms and conditions as are hereinafter set forth, except that monthly Basic Rent shall be one hundred and twenty-five percent (125%) of the then applicable amount set forth in Section
4 hereof.

3.4 So long as Tenant is not in default under the terms and conditions of the Lease, upon the exercise of a renewal option or upon the commencement of any renewal term, Tenant shall have one
(1) Three (3) year option to renew the Term of this Lease. Such options shall be exercised by written notice to Landlord no less than one hundred (100) days prior to the expiration of the then current term. Such renewals shall be upon all of the terms and conditions of the Lease except that the annual Basic shall be the greater of market rent but not less than the Basic Rent of the last lease year.

4.   RENT

Tenant agrees to pay to Landlord as annual Basic Rent for the Premises the sum of Seventeen Thousand seven hundred and fifty dollars ($17,500) payable in installments outlined in Section 1 of this Lease, in advance, beginning on the Commencement Date and continuing on the first day of each calendar month during the Term.

On the first day of the calendar month beginning the 13th month of the Commencement Date, the annual Basic Rent due hereunder shall be increased to Twenty Four Thousand One Hundred and Fifty Dollars ($24,150.00 ), payable in installments outlined in Section 1 of this Lease as described, from Month 13 - 24:

On the first day of the calendar month beginning 25th month of the Commencement Date, the annual Basic Rent due hereunder shall be increased to Twenty Seven Thousand Six Hundred Dollars ($27,600.00 ), payable in installments as described, from Month 25 - 36, in equal monthly payments of $2,300.

Commencing the 25-36 month lease term in the event Landlord has not moved Tenant to new quarter, tenant shall pay the greater of 8% of gross sales against tenants annual natural rental break.

On the first day of the calendar month beginning the 37th month of the Commencement Date, the annual Basic Rent due hereunder shall be increased to Twenty Nine Thousand Four Hundred Dollars ($29,400.00 ), payable in installments as described, from Month 37 - 45, in equal monthly payments of $2,450.

On the first day of the calendar month beginning the 49th month of the Commencement Date, the annual Basic Rent due hereunder shall be increased to Thirty One Thousand Eight Hundred ($31,800 Payable in equal monthly payments of $2,650.

Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of One Thousand Five Hundred Dollars ($1,500) representing Basic Rent payable hereunder for the first month of the Term of this Lease, and a security deposit in the amount of $1,000. Landlord shall not be obligated to keep such sum separate from its general funds or to pay interest thereon. Rent for any fractional month shall be prorated based on a thirty (30) day month.

All sums due from Tenant to Landlord under this Lease including, without limitation, Basic Rent and the additional rent payable pursuant to Article 5 below, shall be deemed rent for the Premises. Tenant will make all rent payments without deduction, offset, or demand, to Landlord at the address for Landlord set forth in
Section 1 above, or to such other person or place as Landlord may designate in writing. If Tenant shall fails to pay, within five (5) days after the same is due and Payable, any Basic Rents or any additional rent, or any other amount or charges to be paid by Tenant hereunder, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of Prime plus four percent (4%) per annum. Tenant shall also pay a late charge equal to fine percent (5%) of such unpaid amount. As used in this Lease, "Prime" shall mean the rate of interest announced as the "Prime Rate of Interest" for reference purposes by U.S. Bank, or if such bank no longer exists, a bank chosen by Landlord. Such interest and late charge are intended to compensate Landlord for the additional administrative expenses and other costs which are caused by delinquent payments of rent.

5.   COMMON AREA (CAM) - TAXES, ASSESSMENTS AND OPERATING COSTS

(Not withstanding the provision of Section 5; 5.1; 5.2; and 5.3 so long as Tenant is not in default or breach of their lease Landlord shall waive Tenant obligation to pay common area taxes, assessments and operating expenses.)

     5.1 (a) In addition to the Base Rent described in 4 above, Tenant shall pay, as additional rent, N/A percent (N/A%) of any Impositions (defined below) which are assessed, levied or imposed during the Term hereof in excess of said Impositions assessed, levied or imposed during the Lease (as designated below). Payment shall be made as provided in Section 5.3.

          (b) Impositions are defined, without limitation, as: All real estate taxes or personal property taxes and other taxes, charges, levies, license and permit fees, and assessments of any kind or nature whatsoever, foreseen and unforeseen, general and special, which are levied with respect to the Premises, and with respect to any improvements, fixtures and equipment and all other property of Landlord, real or personal, located upon the Premises and used in connection with the operation of the Building, including any taxes payable by Landlord (other than income or franchise taxes) whether or not now customary or within the contemplation of the parties hereto which shall be levied in addition to or in lieu of real estate or personal property taxes whether upon, allocable to, or measured by or on the rent payable hereunder, or with respect to the receipt of such rent, or with respect to the possession, leasing, operation, management, alteration, repair, use, or occupancy by Tenant of the Premises.

     5.2 (a) In addition to the base rent in Section 4 above, Tenant shall pay to Landlord, as additional rent, N/A percent (N/A).
     of the Operating Costs of the Building. Payments shall be made as provided in Section 5.3.

          (b) The Operating Costs of the Building include, without limitation:

          (i) Wage and labor costs applicable to the persons engaged in the management, operation, maintenance, overhaul or repair of the Building and the adjacent areas, whether they be employed by Landlord or by an independent contractor with whom Landlord shall have contracted or may contract for such service including, without limitation, a reasonable management fee based on a percentage of rental revenue from the Building and comparable to fees charged for managing office buildings similar to the Building; any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement or other benefits imposed by law or by any collecting bargaining agreement, applicable with respect to such employees, shall correspondingly affect the wage and labor costs, and

          (ii) Cost of common area utilities, fuel, trash removal, supplies, insurances service contracts and such other items as are customarily included in the cost of managing, operating, maintaining, overhauling and repairing the Building in accordance with accepted accounting or management principles or practice, and

          (iii) The cost of any capital improvements, including interest and finance costs, which are either (i) required to be made to the Building by a governmental agency, or (ii) acquired or installed by Landlord to achieve economies in the operation, maintenance, and repair of the Building, in either case amortized over their useful life, provided, however, Landlord must demonstrate to Tenant in writing the economies of the capital expenditure, and

          (iv) Those costs which are allocated to the Premises under the Declaration, as defined in Section 5.3 below.

5.3 On or before January 1 of each calendar year during the Term of this Lease, commencing on the first day of January after the Commencement Date, Landlord shall make a reasonable estimate of the amount of additional rent which will be due from Tenant pursuant to the provisions of Sections 5.1 and 5.2 and shall notify Tenant of the amount of such estimate. Tenant shall pay one-twelfth (1/12) of the amount of such estimate with each monthly installment of Basic Rent. Within sixty (60) days after the end of each calendar year, Landlord shall deliver to Tenant a written statement setting forth the amount actually due from Tenant for such calendar year pursuant to the provisions of Sections 5.1 and 5.2, which statement shall show in reasonable detail the manner in which it has been computed. If such statement shows that the amount actually due is more than the amount paid by Tenant, Tenant shall pay the amount of such difference to Landlord within thirty
(30) days after receipt of such statement. If the statement shows that the amount actually due is less than the amount previously paid by Tenant, the difference shall be credited against the next installment or installments of rent due from Tenant. If there is a dispute as to the amount due pursuant to Sections 5.1 and 5.2, such dispute shall be settled by an accountant selected by Landlord and Tenant whose determination shall be binding upon both parties. Tenant shall pay for the cost of such accountant unless the determination by Landlord proves to be in error by more than twenty (20%) percent of the adjustment.

6.   SECURITY DEPOSIT

Tenant, concurrently with the execution of this Lease, has deposited (which includes first months' rent of $500.00) with Landlord the sum of One Thousand Dollars ($1,000 ) (the "Security Deposit"), receipt of which is hereby acknowledged by Landlord. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the teens, covenants and conditions of this Lease by Tenant to be kept and performed during the term hereof, provided that Tenant shall not be excused from the payment of any rent herein reserved or any other charge herein provided. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, use or retain all or part of the Security Deposit for the payment of the rent, to repair damages to the Premises, to clean the Premises or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five
(5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.

Should Tenant comply with all of said terms, covenants and conditions and promptly pay all the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, then the Security Deposit shall be returned to Tenant thirty (30) days after the end of the term of this Lease or after the last payment due from Tenant to Landlord, whichever last occurs. In the event of any sale or transfer of the Building, if Landlord transfers the Security Deposit to the vendee or transferee for the benefit of Tenant, or if such vendee or transferee assumes all liability with respect to the Security Deposit, Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit, and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit. It is agreed that this Section 6 shall apply to every transfer or assignment to a new Landlord.

Tenant hereby agrees not to look to the Beneficiary of any Deed of Trust, as Beneficiary, Beneficiary in possession, or successor in title to the property for accountability for any Security Deposit required by the Landlord hereunder, unless said sums have been actually received by said Beneficiary as security for the Tenant's performance of this Lease.

7.   USE

The Premises will be used and occupied by Tenant for a mattress outlet store and for no other purpose. Tenant shall limit occupancy to the lesser of 20 people per shift or a number imposed by the City of Bountiful. Tenant will not conduct or permit any use or activity which is deemed by Landlord to be in violation of city, county or state ordinances. Tenant will not conduct or permit any use or activity which is deemed by Landlord or Landlord's insurer to be extra hazardous on account of fire risk or to be in violation of any law or legal requirement, or to be a cause for mcreas3ng insurance rates or canceling insurance coverage on the Building. Tenant will take good care of the Premises, fixtures and appurtenances and will not allow any waste or injury thereto. As further, specific conditions upon its use of the Premises, Tenant will observe and strictly comply with the Rules and Regulations which are attached to this agreement and incorporated herein as Exhibit 'hi" and with such other reasonable rules and regulations which Landlord may promulgate from time to time and which are necessary in Landlord's judgement, for the safety, care, cleanliness and good order of the Building and the Office Park.

8.   COMPLIANCE WITH LAW

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted to promulgated. Tenant shall, at its sole cost and expense, comply promptly with all current and future laws, statutes, ordinances and governmental rules, regulations, or requirements including the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, which relate to or affect the condition, use or occupancy of the Premises, excepting only the cost of such compliance involving structural changes that are not related to or affected by Tenant's improvements or acts. The judgement of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether or not Landlord is a party thereto), that Tenant has violated any law, statute, ordinance of governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

9.   CONDITION AT TERMINATION

At or before the end of the Term, Tenant will remove all the personal property which tenant has brought to the Premises, and will repair any damage done by the installation or removal of such furniture and property or as a result of Tenant's use of the Premises, so that the Premises will be surrendered by the Tenant in good order and condition, subject only to normal wear and tear.

10.  ALTERATIONS

Tenant will not make or permit anyone to make any alterations, improvements or additions in or to the Premises, or install any equipment of any kind that will require any alteration or addition to, or the use of, the water, heating, air conditioning or electrical or other building systems or equipment without first obtaining Landlord's written consent, which consent may be made subject to such conditions (such as approval of the contractor by Landlord) as Landlord may deem to be appropriate. If any such alterations, additions or improvements are made without such consent, Landlord may correct or remove them, and Tenant shall be liable for any and all expense incurred by Landlord in the performance of this work. Any such alterations, additions or improvements to the Premises which are made with Landlord's prior written consent shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the term. Landlord may, however, at or prior to the end of the Term by written notice to such effect, require Tenant to remove all or any part of such alterations, additions or improvements, and in such event Tenant shall promptly remove the same at its expense and shall repair all damage to the Premises caused by such removal. Landlord shall have the right to enter the Premises for the purpose of posting notices of non-responsibility with respect to all Tenant alterations.
* Providing Tenant is not in default or breach of their lease, Tenant shall have the exclusive retail and wholesale mattress sales and or lease in the Center.

11.  SIGNS

11.1 Tenant shall not affix, paint, erect or inscribe any sign, protection, awning, signal or advertisement of any kind to any part of the Premises, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

11.2 Any written approval of Tenant's sign(s) by Landlord will be attached as Exhibit "D" to this Lease. Tenant shall be responsible for the cost, installation and maintenance of all signs. The letters shall not exceed eighteen inches (18") in height and may be "back lighted".

12.  RELOCATION OF PREMISES

Landlord shall have the right to relocate the Premises to another part of the Shopping Center in which the Premises are located in accordance with the following:
     1. The new Premises shall be substantially the same in size as the Premises described in this Lease agreement unless otherwise mutually agreed to by both parties hereto.

     2. The Landlord at its sole cost shall accomplish the physical condition of the Premises.

     3. Landlord shall give Tenant at least ninety (90) days notice of Landlord's intention to relocate the Premises.

     4. The physical relocation of the Premises shall take place on a weekend and shall be completely accomplished (if possible) before the Monday following the weekend in which the relocation takes place. If the physical relocation has not been completed in that time, rent shall abate in full from the time the physical relocation commences to the time it is completed

     5. Landlord shall pay all reasonable costs incurred by Tenant as a result of the relocation.

     6. Landlord shall not have the right to relocate the Premises more than two (2) times during the term in a comparable location and value.

     7. If the relocated Premises are smaller than the Premises as they existed before the relocation, rent shall be reduced to a sum computed by multiplying the rent provided for in this agreement by a fraction, the numerator of which shall be total number of square feet in the relocated Premises and the denominator of which shall be the total number of square feet in the Premises before relocation.

     8. The parties shall immediately execute an amendment to this lease stating the relocation of the Premises and the reduction of rent, if any.

     9. Written 90 day notice period outlined in 12.3 of landlord intent of relocate Tenant. Tenant shall have the right to cancel the lease if the relocation Premises is not suitable or acceptable to Tenant.

12.1 Notwithstanding the provision of Section 12 above, Tenant has been informed that Landlord is contemplating a major redevelopment of the Five Points Shopping Center. In the event Landlord elects to construct a New Building Premises for Tenant; Landlord shall provide tenant with a written Letter Of Intent (LOI). The LOI shall outline the basic terms and conditions of the New Lease proposal. Tenant shall have 30 days to negotiate a satisfactory Lease for the new five year Lease for the New Building Premises. Both Tenant and Landlord agree that the base rental rate for the New Building Premises shall be the lesser of $15.00 per square foot against 8% of Gross Sales for a new building. They have a right to cancel their lease if we cannot agree on the rent for their new space. In addition to the base rental rate Tenant agrees to pay their pro-rata share of all common area building maintenance and operating expenses, which shall include but not limited to property taxes, insurance, management fee, common area utilities etc.

13.  BUILDING SERVICES

LANDLORD'S MANAGEMENT AND CONTROL - All common areas shall be subject to the exclusive control and management of Landlord or such other persons or nominees as Landlord may have delegated or assigned to exercise such management or control, in whole or in part, in Landlord's place and stead, and Landlord and Landlord's nominees and assignees shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the common areas. Tenant agrees to abide by and conform with such rules and regulations, to cause its concessionaires, and its and their employees and agents, so to abide and conform, and to use its best effort to cause its customers, invitees and licensees to so abide and conform. It shall be the duty of the Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from tenant's operation and in no event shall Tenant have the right to sell or solicit in any manner in any of the common areas.

Tenant shall be responsible for the cost of a) all water, sewer, electrical, HVAC repair and maintenance and natural gas service (if any); and b) janitorial services for Tenants' Premises. Landlord shall furnish the building common areas with all other services including but not limited to; a) normal exterior building maintenance b) electricity and heat for the common area c) normal trash, garbage removal, and d) janitorial service.

Landlord shall not be liable for failure to furnish any of the foregoing when such failure is caused by accidents or conditions beyond the control of Landlord, or by repairs, labor disturbances or labor disputes, of any character, whether resulting from or caused by acts of Landlord or otherwise; nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing, nor shall any such failure relieve Tenant from the duty to pay the full amount of rent herein reserved, or constitute or be construed as a constructive or other eviction of Tenant. Nothing herein shall exempt Landlord or Tenant from damages caused by their negligence. Furthermore, Landlord reserves the right to take appropriate measures for the conservation of electricity. Such measures might include installation of time clocks or other automatic devices which will reduce or shut off common area lights, heating and air conditioning during nights and weekends. However, such conservation measures or devices will not deprive the Premises of reasonable amount of electrical power. The Premises are closed on Sundays.

Landlord shall not be obligated to perform any service or to repair or maintain any structure or facility except as provided in this Section. Landlord shall not furnish telephone facilities or service except as may be provided in Exhibit "B". Landlord shall not be obligated to provide any service or maintenance or repair which is made necessary because of the negligence or misuse of Tenant, Tenant's agents, employees, servants, contractors, subtenants, licensees, customers or business invites Landlord reserves the right to stop any service when Landlord deems such stoppage necessary, whether by reason of accident of emergency, or for repairs or improvements or otherwise. Landlord shall not be liable under any circumstances for loss or injury however occurring, through or in connection with or incident to any stoppage of such services. Landlord shall have no responsibility or liability for failure to supply any services or maintenance or to make any repairs when prevented from doing so by any cause beyond Landlord's control. Landlord shall not be obligated to inspect the Premises and shall not be obligated to make any repairs or perform any maintenance hereunder unless first notified of the need thereof in writing by Tenant. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect. Landlord shall not be liable for any loss or damage to person or property sustained by Tenant or other persons, which may be caused by the Premises, or any appurtenances thereto, being out of repair or by bursting or leakage of any water, gas, sewer or steam pipe, whether or not it is the obligation of Landlord to repair the same, by theft, by fire, oil or electricity, by any act or neglect of any tenant or occupant of the Premises, or of any other person, or by any other cause of whatsoever nature, unless caused by the gross negligence of Landlord.

14.  LANDLORD'S ACCESS

Landlord shall have the right at all reasonable times during the Term of this Lease to enter the Premises for the purpose of examining or inspecting the same, providing services or maintenance, or making such repairs or alterations thereon as Landlord shall deem necessary or to exhibit the Premises to prospective purchasers or mortgagees. During the last ninety (90) days of the Term, Landlord may exhibit the Premises to prospective tenants.

15.  ASSIGNMENT AND SUBLETTING

Tenant shall not, either voluntarily or by operation of law, sell, hypothecate, assign or transfer this Lease, or sublet the Premises or any part hereof, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which shall not be unreasonably withheld. If the assignee or sub-lessee agrees to pay Tenant rent which is greater than the Basic Rent provided for herein, Landlord, as a condition to granting such consent, may require that the rent in excess of that provided herein, less any costs reasonably incurred by Tenant in connection with such assignment or sublease, be paid to Landlord. Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Section shall be void and shall at the option of Landlord, terminate this Lease. The consent of Landlord to an assignment or subletting shall not be construed as relieving Tenant from obtaining express written consent of Landlord to any further assignment or subletting or as releasing Tenant from any liability or obligation hereunder whether or not then accrued.

If Tenant is a corporation, or is an unincorporated association or partnership, the transfer assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five (25%) shall be deemed an assignment of the Lease.

Tenant agrees to promptly pay as additional rent, Landlord's reasonable costs and attorney's fees incurred in connection with the processing and documentation of any requested assignment or sublease.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, or the termination of this Lease by Landlord pursuant to any provision contained herein, shall not work a merger, but at the option of Landlord, shall either terminate any and all existing subleases or sub-tenancies, or operate as an assignment to Landlord of any and all such subleases or sub-

tenancies. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises

16.  DEFAULT

16.1 Each of the following shall be deemed an "Event of Default" by Tenant and a material breach of this Lease:

     (a) Tenant's failure to pay any rent hereunder as and when due;

     (b) Tenant's failure to observe, keep or perform any other terms, covenants, agreements or conditions contained in this Lease (or in the Rules and Regulations set for in Exhibit "E") that Tenant is obligated to observe or perform for a period of ten (10) days after written notice by Landlord;

     (c) Tenant's vacation or abandonment of the Premises in Landlord's judgment;

     (d) (i)The making by Tenant (or a general partner of Tenant, if Tenant is a partnership) of any assignment for the benefit of creditors or of any general arrangement for the benefit of creditors;

     (ii) The filing by or against Tenant (or a general partner of Tenant), of a petition to have Tenant (or a general partner of Tenant), adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy unless in the case of a petition filed against Tenant (or a general partner of Tenant), the same is dismissed within sixty (60) days;

     (iii) The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or

     (iv)The attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

16.2 In the event the Event of Default specified in the notice provided for in clause (b), above, is of such a type that it cannot be cured or corrected within said ten (10) day period, then Tenant shall not be in default hereunder if it shall commence the correction of such default so specified within said ten (10) day period and diligently prosecute the same to completion and in any event complete the correction of such default within thirty (30) days.

17.  REMEDIES

Upon the occurrence of an Event of Default hereunder, Landlord, at its sole option, shall, in addition to all other rights and remedies hereunder or at law or equity, have (i) the right to declare the Term of this Lese ended and to reenter the Premises and take possession thereof and to terminate all of the rights of Tenant in and to the Premises or (ii) the right without declaring the Term of this Lease ended, to re-enter the Premises and to occupy the same, or any portion thereof, or to lease the whole or any portion thereof, for and on account of Tenant as hereinafter provided, applying any monies received first to payment of such expenses, including attorneys' fees and real estate commissions paid, assumed or incurred by Landlord in or in connection with the recovery, repairing or re-letting of the Premises and then to the fulfillment of the covenants of Tenant (any such re-letting shall be for such a term, at such a rent, and upon such other terms and conditions as Landlord may deem to be advisable); or (iii) the right, even though it may have re-let all or any portion of the Premises as above-provided, to thereafter at any time terminate this Lease for such previous default on the part of Tenant. Pursuant to said rights of re-entry, Landlord may remove all persons and property from the Premises and may, but shall not be obligated to, enforce any right Landlord may have against said property, or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless of any liability whatsoever for the removal or storage of any such property, whether of Tenant or any third party whomsoever. As security for Tenant's compliance with all the terms of this Lease, Landlord is hereby given a lien upon and a security interest in all of Tenant's property in, upon or about the Premises, and Tenant shall execute such financing statements and other documents as Landlord may deem necessary to perfect Landlord's security interest in such property. Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed to have terminated this Lease or any of the Tenant's obligations hereunder by any such re-entry, or by any action in unlawful retainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease.

18.  ATTORNEYS' FEES

If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, an action by or against the other party arising out of or in connection with this Lease or the Premises, including but not limited to any action for recovery of rent due and unpaid, to recover possession of the Premises or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with the action and in preparation for said action. If Landlord becomes involved in any action, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or its representatives, contractors, agents, employees, licensees or invitee, Tenant agrees to pay Landlord's reasonable attorneys' fees and other costs incurred in connection with said action and in preparation for said action.

19.  WAIVER

The failure or omission of Landlord to terminate this Lease for, or to notify Tenant of, any breach of any covenant or condition of this Lease or any default or violation of any of its terms shall not be deemed to be a consent by Landlord to such violation, and shall in no way bar, stop, or prevent Landlord from terminating this Lease thereafter, either for such, or for any subsequent violation of any such term, condition or covenant. The acceptance of rent hereunder shall not be, or be construed to be a waiver of any breach of any term, covenant or condition of this Lease.

20.  LIENS

Tenant shall not allow or permit any mechanics' or material men's liens to be filed against the fee of the real property of which the Premises form a part nor against the Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the premises any notices which it deems necessary for protection from such liens. If any such liens are so filed, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest at the rate of Prime plus four percent (4%) per annum from the date of payment, shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

21.  EMINENT DOMAIN

If more than twenty-five percent (25%) of the Premises should be taken or appropriated by any public or quasi-public authority under the power of eminent either Landlord or Tenant shall have the right, at its option, to terminate this Lease as of the date when possession shall be taken. The entire amount of any income, rent, award, or any interest therein whatsoever which may be paid or made in connection such public or quasi-public taking shall be paid to the Landlord, unless one particular portion of such compensation is specifically attributed to Tenant's personal property and improvements, and Tenant shall: have no claim against Landlord for the value of any un-expired Term of this Lease. If less than twenty five percent (25%) of the Premises is taken, or if more than twenty-five percent (25%) is taken but neither party elects to terminate, then the basic rent provided for in Section 4 hereof shall be reduced in proportion to the amount of the taking. If any part of the Premises should be so taken, ~ landlord shall have the right, at its option, to terminate this Lease and to retain the entire amount of the award payable to Landlord as a result of such taking.

22.  RECONSTRUCTION

In the event of damage or destruction of the Building or the Premises during the Term by fire, the elements or casualty, Landlord shall forthwith repair the same, provided (i) that such repairs are fully covered by insurance proceeds which are paid to Landlord, and (ii) that such repairs can be made, in the Landlord's opinion, within ninety (90) days under the laws and regulations of State, County, Federal or Municipal authorities. Such damage or destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent Cat the Premises, or part thereof, may be un-tenantable and for the period that said Premises, or part thereof, may be un-tenantable. If (i) such repairs are not fully covered by insurance proceeds which are paid to Landlord, or (ii) in the Landlord's opinion, such repairs cannot be made within ninety (90) days, Landlord may, at its option (to be exercised within forty-five (45) days from the date of such damage or destruction), make the same within a reasonable time, this Lease continuing in full force and effect and rent being proportionately reduced as provided above in this Section. In the event that Landlord does not so elect to make these latter described repairs, or if such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. Tenant shall be entitled to a proportionate reduction of basic rent only with respect to un-tenantable conditions within the Premises which are not caused by Tenant, and no such rent reduction shall be allowed by reason of inconvenience, annoyance or injury to Tenant's business because of such damage or destruction, or the necessity of repairing any portion of the Building, or the making of such repairs, and Landlord shall not be liable to Tenant because of such inconvenience, annoyance or injury. For the purpose of this Section, the Premises or a part thereof shall be deemed to have been rendered "un-tenantable" if it is not reasonably subject to occupation by Tenant for the purpose for which the Premises or part thereof was being used prior to the damage or destruction.

23.  INDEMNIFICATION

Tenant agrees to indemnify, defend and save harmless Landlord against and from any and all claims by or on behalf of any person or entity arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or allowed by Tenant, in or about the Premises, the Building or the Office Park, and will furler indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on Tenant's part in the performance of any covenant or agreement on Tenant's part to be performed, pursuant to the terms of this Lease, or arising from any act of negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred with respect to any such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property in, upon or about the Premises, the Building or the Office Park, from any source and to whomever belonging and Tenant hereby waives all claims in respect thereof against Landlord and agrees to defend and save Landlord harmless from and against any such claims by others. Tenant shall be solely responsible for insuring its personal property located within the Premises. Tenant further specifically agrees that Landlord shall not be liable to Tenant for the acts or omissions of any other tenant, its employees, servants, agents, visitors or licensees. Nothing herein shall exempt Landlord or Tenant from damages caused by their negligence.

24.  SUBROGATION

As long as their respective insurers so permit, Landlord and Tenor t hereby mutually waive their respective rights of recovery against each other or any other tenant of the Building for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

25.  LIABILITY INSURANCE

Tenant shall, at Tenant's expense, obtain and keep in force during the Term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Unless otherwise specifically agreed, the liability limits of such insurance shall be not less than $1,000,000, provided, however, that such insurance limits shall not limit the liability of Tenant hereunder. Tenant may carry said insurance under a blanket policy provided, however, said insurance by Tenant shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder, shall be in companies rated A+ or better in "Best's Insurance Guide". Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance. No policy shall be canceled or subject to reduction of coverage except after thirty
(30) days prior to written notice to Landlord

26.  ESTOPPEL CERTIFICATE

Tenant, within five (5) days after notice from Landlord shall execute and deliver to Landlord, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating modifications. The certificate also shall state the amount of Basic Rent then payable hereunder, the dates to which the Basic Rent has been paid in advance, and the amount of any Security Deposit or prepaid rent. The certificate shall also describe any uncured defaults if any are claimed Failure to deliver the certificate within the seven (7) days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord, that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

27.  SUBORDINATION AND ATTORNMENT

Tenant accepts this Lease subject to and subordinate to any deeds of trust, security interest, mortgages, master leases or other security documents (hereinafter collectively called "Security Documents") which now or hereafter constitute a lien upon the Premises. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents that may be required by any lender for the purpose of subordinating this Lease to the lien of any such Security Documents. Upon receipt of written request therefor from Tenant, Landlord will use its reasonable efforts to obtain for Tenant an agreement from any such lender that as long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the Security Documents, shall affect the Tenant's rights under this Lease on condition that Tenant shall execute an agreement in form satisfactory to such lender that Tenant shall attorn to the lender and to any purchaser at any foreclosure sale or to any grantee or transferee designated in any deed given in lieu of foreclosure. With respect to any Security Documents hereafter constituting a lien on the Premises, Landlord at its sole option shall have the right to waive the applicability of this Section 26 so that this Lease will not be subject and subordinate to any such Security Documents.

28.  PERSONAL PROPERTY TAXES

Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term of this Lease upon all Tenant's improvements, equipment, furniture, fixtures and personal property located in the Premises, except that which has been paid for by Landlord as part of the improvements described on Exhibit "B". In the event that any or all of Tenant's items referred to above are assessed and taxed with the Building, Tenant agrees to pay Landlord the full amount of such taxes attributable to Tenant's personal property and improvements, within ten (10) days after Landlord's statement requesting reimbursement for the amount so paid.

29.  SALE BY LANDLORD

In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, Tenant agrees to attorn to such new owner. In the event of such sale, Landlord shall transfer to the new owner the balance of the Security Deposit, if any, remaining after lawful deductions and, after notice to Tenant, shall be relieved of all future liability with respect to the Security Deposit, and any and all obligations of such Landlord under this Lease.

30.  QUIET ENJOYMENT

Landlord covenants and agrees that Tenant on paying rent due hereunder and performing the covenants aforesaid shall and may peaceably and quietly hold and enjoy the Premises for the Term aforesaid.

31.  EFFECTIVENESS

This Lease shall not be binding and in effect until a counterpart hereof has been executed and delivered by the parties each to the other.

32.  SUCCESSORS AND ASSIGNS

This Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, representatives, successors or assigns (provided that this Lease shall not inure to the benefit of any assignee pursuant to an assignment which is not in compliance with the terms of this Lease).

33.  INSOLVENCY AND DEATH

It is understood and agreed that, except as specifically provided below in this Section, neither this Lease not any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state or federal insolvency, bankruptcy or inheritance act, or any similar law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heirs, legatee, devisee or any other person whomsoever.

Landlord and Tenant hereby acknowledge and recognize that Section 365 of Title 11 of the United States Code (the "Bankruptcy Code") provides that a debtor-in possession or a trustee, with court approval, may assume or reject an un-expired lease and that in a case under Chapter 11 of the Bankruptcy Code, the court, on request of a party to such un-expired lease, may order the trustee or debtor-in-possession to determine within a specified period of time whether to assume or reject such un-expired lease. Because of the fact that time is of the essence to this Lease, Tenant expressly covenants, agrees and bargains to file or cause to be filed a motion either to assume or to reject this Lease within forty-five (45) days of the filing of a voluntary petition under the Bankruptcy Code or the entry of an order for relief in the event of the filing of an involuntary petition.

Landlord and Tenant further recognize that Section 365 of the Bankruptcy Code provides for the assumption and assignment, subject to court approval, of unexpired leases. Court approval of such assumption and assignment is pre-conditioned on, among other things, the provision of adequate assurance of future performance. In view of the foregoing, Landlord and Tenant do hereby bargain, covenant and agree that the following, and each of them specifically and without limiting Tenant's obligations to continue to perform all of the terms of this Lease, are conditions and covenants the fulfillment of which are necessary to provide Landlord with adequate assurance of future performance:

     (a) The assumption and assignment of this Lease will not breach any provision, such as a radius, location or use provision, in any other lease, financing agreement or master agreement relating to the Building or the Office Park;

     (b) The proposed assignee will not increase the burden of the common area and will not use the Premises in violation of the terms of this Lease on the Declaration;

     (c) The proposed assignee will, in Landlord's reasonable opinion, be a suitable tenant for the Building; and

     (d) The proposed assignee has adequate financial resources to pay all rent and other consideration due under this Lease and to assume all other obligations of Tenant under this Lease.

34.  PRIOR AGREEMENT

This Lease contains all the agreements of the parties. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease. This Lease may not be modified except by written instrument duly executed by both the parties.

35.  TIME

Time is of the escape respect to all payments and performances required of the Tenant by the provisions of this Lease.

36.  PARKING FACILITIES

Landlord may at any time close any parking area to make repairs or changes, to prevent the acquisition of public rights in such areas, or to discourage unauthorized parking. Landlord may do such other acts in and to the common areas as Landlord deems to be appropriate, including conversion of portions thereof to other uses. Tenant shall, upon request, furnish to Landlord the license number of cars operated by Tenant and its employees. Tenant shall not at any time interfere with the right of Landlord, other tenants, its and their agents, employees, servants, contractors, subtenants, licensees, customers and business invitee to use any part of the parking areas. Landlord assumes no responsibility to police the use of said parking areas and Landlord shall not be liable for the use thereof by Landlord, Landlord's other tenants, its or their agents, employees, servants, contractors, subtenants, licensees, customers and/or business invitee or by any other person or persons, entity or entities whomsoever. Tenant shall not at any time interfere with the right of Landlord, other tenants, its and their agents, employees, servants, contractors, subtenants, licensees, customers and business invitee to use any part of the parking area.

The directory of the Building, if any, shall be provided exclusively for the display of the names and locations of tenants only, and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

37.  NOTICES

All notices and demands which may or are required to be given by either party to the other hereunder shall be deemed to have been fully Oven when made in writing and deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows:

                    To Tenant:          E.J. Nak Mattress Company
                                        1782 South Main
                                        Bountiful, UT 84010

or to such other place as Tenant may from time to time designate in a written notice to Landlord;

                    To Landlord:        Town Center, LLC
                                        1708 South Main
                                        Bountiful, Utah 84010

or to such other place as Landlord may from time to time designate in a written notice to Tenant.

38.  FURNISHING OF FINANCIAL STATEMENTS; TENANT'S REPRESENTATIONS

In order to induce Landlord to enter into this Lease Tenant agrees that is shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

39.  MORTGAGEE PROTECTION

Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) day period to cure such default. If such default cannot be cured within the additional thirty (30) day cure period, then such mortgagee or beneficiary shall have such additional tine to cure such default as is reasonably necessary under the circumstances.

40.  WAIVER OF TENANT'S RIGHT TO TERMINATE
Except as otherwise specifically provided in this Lease, Tenant hereby waives and relinquishes any right which Tenant may have to terminate this Lease or withhold rent on account of any damage, condemnation, destruction or state of disrepair of the Premises. Tenant's sole remedy for a breach of this Lease shall be an action for damages or specific performance of this Lease.

41.  BROKER

Both, Landlord and Tenant each hereby warrants and represents that it has not employed a broker in connection with this Lease and each hereby agrees to hold the other harmless from any and all claims of any other on account of a brokerage commission in connection with the execution of this Lease. Under separate Agreement, Landlord agrees to pay Broker a fee for services rendered regarding this transaction. Furthermore, in the event of any action by Broker to recover a commission or other payments due it as a result of this Lease, Landlord shall be responsible for all costs associated with the collection of the commission.

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.

           "LANDLORD"                                 "TENANT"
        Town Center, LLC                        E.J. Nak Mattress Company


       By:                                    By:
          Stephen R. Gilmore                      John A. Nak
          Town Center, LLC                        Vice President